Exhibit 10.17

AGREEMENT

Party A: Wee San Chuan, Francis

Party B: China Teletech Holding, Inc.

1.       Both parties agreed that Party A shall purchase 100% equity of China Teletech Ltd. And Global Telecom Ltd. owned by Party B.

2.       The consideration for this equity transfer is USD2000. Party A shall pay if off within 10 days after both parties sign the agreement.

3.       The Agreement shall become effective upon signing of both parties.

4.       This Agreement is made in two copies with each party holding one copy.

(The remainder of this page is intentionally left blank)

Party A (Signature): Wee San Chuan, Francis

Party B (Chop): China Teletech Holding, Inc.

The representative (Signature):

Date: January 1, 2015